CONSENT OF COMPETENT PERSON

To: United States Securities and Exchange Commission

I, Armando Simon, Registered Professional Geoscientist with the Australian Institute of Geoscientists (R.P.Geo. # 10053), as a Principal Geologist with AMEC International Ingeniería y Construcción Limitada, do hereby consent:

(a)  to being named in the Annual Report on Form 20-F of ArcelorMittal for the year ended December 31, 2012 (the “2012 20-F”) as having conducted independent audits of ArcelorMittal’s Brazilian 2011 iron ore reserve estimates and

(b)  to the incorporation by reference of the 2012 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and Registration Statement No. 333-179763 on Form F-3.

I also confirm that I have read the portions of the Annual Report where the results of my audit are described, and that they fairly and accurately represent the information in the Audit Report.

Dated this 30th day of January, 2013

/s/ Armando Simon
Armando Simon, R.P.Geo. (AIG # 10053)